Exhibit 10.8

CONFIDENTIAL

July 16, 2026

ArgoSat Consulting, LLC

Attention:

Mr. Richard Davis

Mr. Graeme Shaw

Subject:	Consulting Services Agreement

Dear Mr. Davis and Mr. Shaw:

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of July 16, 2026 (the “Effective Date”) by and among Samara Acquisition Sponsor VI Ltd., a Cayman Islands limited liability company (the “Company” or the “Sponsor”), and ArgoSat Consulting LLC, a New York limited liability company (the “Consultant”).

WHEREAS, the Company desires to avail itself of the expertise of the Consultant and the Consultant agrees to provide consulting, advisory and related services to Company from time to time during the term of the Agreement, at Company’s request, with respect to general special purpose acquisition company structuring and capital markets matters (the “Services”).

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Services. The Company hereby retains the Consultant as an independent contractor, and the Consultant hereby accepts its role with the Company as an independent contractor as of the Effective Date upon the terms and conditions set forth in this Agreement. The Consultant hereby agrees to provide to the Company the Services during the Term (as defined below). In rendering Services hereunder, the Consultant shall act solely as an independent contractor and this Agreement shall not be construed to create any employee-employer, partnership, association, joint venture or agency relationship between Consultant and the Company or between any Representative (as defined below) of Consultant and the Company. As an independent contractor of the Company, Consultant shall not have any authority to bind, make any representation or commitment or act on behalf of the Company. Consultant may not, or permit any of its Representatives to, enter into any agreement, understanding, or other commitment that is binding on the Company, or hold itself out as having such authority. For the avoidance of doubt, under no circumstances shall the Consultant act as an underwriter, placement agent or otherwise be formally mandated or assist with any securities offering.

2. Consideration, Expenses. Subject to the terms and conditions set forth herein, and in conjunction with and as consideration for the Consultant providing the Services, the Company agrees to transfer to Consultant immediately prior to effectiveness of the registration statement 500,000 Class B ordinary shares of Karman Line Acquisition Corp, Ltd. (the “SPAC”) for an aggregate purchase price of $1,500.00 (approximately $0.003 per share) (“Share Consideration” and the Class B ordinary shares to be issued as the Share Consideration, the “Securities”). During the Term, the Consultant shall not be reimbursed for any out-of-pocket expenses related to the Services provided to the Company, unless the Company pre-approves such out-of-pocket expenses.

3. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Consultant that:

(a) Organization and Corporate Power; Due Authorization. The Company is a Cayman Islands exempted company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company and the Consultant, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under, in each case, in any material respect, (i) the Company’s memorandum and articles of association, (ii) any agreement, indenture or instrument to which the Company is a party, or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

(c) Resale of Securities. The Securities have been duly authorized, are validly issued fully paid and non-assessable, and are owned of record and beneficially by the Company, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon the resale of the Securities to the Consultant in exchange for the Share Consideration, the Consultant will own the Securities free and clear of all Encumbrances except for Encumbrances set forth in this Agreement and Encumbrances arising under applicable securities laws. Contemporaneously with the commencement of the Term, the Company shall cause the SPAC to deliver a certificate representing the Securities, registered in the name of the Consultant. The Consultant acknowledges and agrees that the Securities will be subject to the same lock-up, transfer and other restrictions applicable to the Class B ordinary shares of the SPAC, including under the Letter Agreement and any voting agreement, sponsor support agreement or similar arrangement entered into in connection with the IPO, and shall rank pari passu with the founder shares held by the Sponsor with respect to such rights and restrictions.

(d) Identical to Sponsor’s Shares. The Securities are identical to the Class B ordinary shares held by the Company in its capacity as the sponsor of the SPAC (the “Sponsor”) and shall be subject to the agreement (“Letter Agreement”) to be entered into between, among others, each of the Consultant, the Sponsor and the SPAC in connection with the IPO (as defined below) and the Sponsor will not enter into the Letter Agreement unless it contains provisions regarding the Securities that are no less favorable than the provisions governing the Class B ordinary shares held by the Sponsor. The Consultant acknowledges and agrees that the Securities will be subject to the same lock-up, transfer and other restrictions applicable to the Class B ordinary shares of the SPAC, including under the Letter Agreement and any voting agreement, sponsor support agreement or similar arrangement entered into in connection with the IPO, and shall rank pari passu with the founder shares held by the Sponsor with respect to such rights and restrictions.

(e) Registration Rights. The Consultant will be entitled to certain registration rights with respect to the Securities which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into among the Consultant, the Company and others, in connection with the closing of IPO. The Consultant’s rights and obligations under the Registration Rights Agreement shall be identical to the rights and obligations of the Sponsor and the Sponsor will not enter into the Registration Rights Agreement unless it contains provisions granting the Consultant and the Principals (as defined below) registration rights no less favorable than those given to the Sponsor.

4. Indemnification. Each party agrees to indemnify and hold the other party harmless from any loss, damage, liability or expense, including without limitation reasonable attorneys’ fees and other legal expenses, to which the other party may become subject arising out of or relating to any act or omission by the indemnifying party (or any person connected or associated with the indemnifying party) in furtherance of the Services pursuant to this Agreement which is or is alleged to be a violation of any applicable statutes, laws or regulations or arising from the negligence or willful misconduct of the indemnifying party.

Notwithstanding anything to the contrary, Consultant’s indemnification obligations shall be limited to acts within the scope of the Services, shall exclude ordinary negligence, and recourse shall be limited to recovery of the Securities and reasonable attorneys’ fees and other legal expenses. Consultant shall not be liable for acts or omissions of third parties. For the avoidance of doubt, the Consultant’s indemnification obligations shall still include liability arising from the Consultant’s gross negligence or willful misconduct.

If the indemnification provided for above is judicially determined to be unavailable (other than by reason of the limitations set forth above), then in lieu of indemnification the would be indemnifying party shall contribute to the amount paid or payable by the other party as a result of such loss, damage, liability or expense in such proportion as is appropriate to reflect (a) the relative benefit to the would be indemnified party, on the one hand, and the would be indemnifying party, on the other hand, from the Services rendered under this Agreement; or (b) if the allocation in clause (a) is judicially determined to be unavailable (other than by reason of the limitations set forth above), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the would be indemnified party, on the one hand, and the would be indemnifying party, on the other hand, in connection with the act or omission that resulted in such loss, damage, liability or expense.

Without limiting the foregoing, the Company represents and warrants that each Principal, in his respective capacity as a director and officer of the SPAC, shall be entitled to indemnification and advancement of expenses from the SPAC to the fullest extent provided to the other director and officers of the SPAC under the SPAC’s constituent documents and applicable law, and the Company will cause the SPAC to (a) maintain directors’ and officers’ liability insurance covering each Principal on terms no less favorable than those applicable to the SPAC’s other directors and officers and (b) honor such indemnification and advancement obligations until the closing of the Business Combination.

5. Consultant Representations. In connection with the transactions contemplated hereby, the Consultant represents and warrants to the Company that:

(a) Capacity and Authority. The Consultant is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and possesses all requisite power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Consultant and the Company, this Agreement shall be a legal, valid and binding agreement of the Consultant, enforceable against the Consultant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Consultant of the transactions contemplated hereby do not violate, conflict with or constitute a default under, in each case, in any material respect, (i) any agreement, indenture or instrument to which the Consultant is a party or (ii) any law, statute, rule or regulation to which the Consultant is subject, or any agreement, order, judgment or decree to which the Consultant is subject.

(c) Restrictions on Transfer. The Consultant acknowledges and understands the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if in the future the Consultant decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, the Consultant acknowledges and understands the Securities will be subject to transfer restrictions as described in the Letter Agreement, and the Consultant agrees to enter into such Letter Agreement in its capacity as the holder of the Securities so long as the Letter Agreement contains provisions regarding the Securities that are no less favorable than those described in Section 3(d). Absent registration or another available exemption from registration, Consultant agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Consultant further acknowledges that because the Company is a shell company, Rule 144 may not be available to Consultant for the resale of the Securities until the one-year anniversary following the consummation of the SPAC’s initial business combination (the “Business Combination”), despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions. None of the foregoing shall impair Consultant’s rights under the Registration Rights Agreement.

(d) Accredited Investor. The Consultant is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(e) Sophisticated in Financial Matters. Consultant is sophisticated in financial matters and is able to evaluate the risks and benefits associated with the securities of companies in the development stage such as the Company. Consultant is aware that (i) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore may not be offered for sale, sold, assigned or transferred unless subsequently registered under the Securities Act or an exemption from such registration is available and (ii) the Sponsor and the Consultant have waived any redemption rights as set forth in the Letter Agreement, and the Class B ordinary shares held by the Sponsor and the Consultant are not entitled to, and have no right, interest or claim to any monies held in the Trust Account (as defined below). The Consultant is able to bear the economic risk of its investment in the Securities for an indefinite period of time. The Consultant has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Consultant acknowledges specifically that a possibility of complete loss of its investment in the Securities exists.

(f) No Public Market. The Consultant understands that no public market now exists for the Securities, and the Parties acknowledge that a public market for the securities will only exist post-closing of a Business Combination.

(g) No Legal Advice from the Company. The Consultant acknowledges it has had the opportunity to review this Agreement with the Consultant’s own legal counsel and investment and tax advisors as it has considered necessary to make an informed decision with respect to the acceptance of the Securities in exchange for the Share Consideration. The Consultant understands that its ownership of the Securities may cause adverse tax consequences and the Consultant has reviewed its acceptance of the Securities with its tax advisors and has not received or relied upon any tax advance from the Company or its affiliates, or any advisor to the Company.

6. Exclusivity; Commitment to the SPAC IPO Process.

The Services to be provided by the Consultant hereunder are not and shall not be deemed to be exclusive to the Company, and the Consultant shall be free to render similar services to others and to engage in all such activities as the Consultant deems appropriate, including, without limitation, continuing to conduct its own business and to provide consulting and advisory services to any other entities, ventures, projects, or persons that the Consultant or any Principal is engaged with, whether as of the signing of this Agreement or thereafter, and engaging in any other engagements, projects, or day-to-day activities unrelated to the Company’s pursuit of a business combination as a special purpose acquisition company, in each case without restriction (“Other Activities”), provided that the Consultant’s performance hereunder is not impaired by such other activities. Notwithstanding the foregoing, until such time as the Company has entered into a definitive business combination agreement, the Consultant shall not, directly or indirectly, direct, divert, refer, or otherwise present to any person or entity other than the Company any potential business combination target that is suitable for, or that the Consultant has reason to believe would be of interest to, the Company as a special purpose acquisition company. In addition, until such time as the Company has entered into a definitive business combination agreement, or with the prior written consent of the Company, the Consultant shall not, directly or indirectly, serve as a sponsor of, or in any material management or leadership role with respect to, any other special purpose acquisition company or similar blank-check vehicle that competes, or would reasonably be expected to compete, with the Company for business combination targets; provided that the foregoing shall not restrict the Consultant from (i) serving as an independent director of, or advisor to, any other special purpose acquisition company, subject to the notice requirement set forth below, or (ii) continuing to conduct Other Activities in the ordinary course. The Consultant shall provide the Company with written notice prior to accepting any independent director or advisor role with respect to any special purpose acquisition company, and the Company’s consent to any such role shall not be unreasonably withheld, conditioned or delayed so long as such role conforms with the provisions of this Agreement. For the avoidance of doubt, the covenants set forth in this paragraph are limited to special purpose acquisition companies and similar blank-check vehicles and shall not restrict the Consultant’s activities with respect to any operating company or other venture. The Consultant and the Company acknowledge that the foregoing covenant is intended solely to confirm the Consultant’s commitment to the SPAC’s IPO formation and the Company’s pursuit and completion of a business combination and to avoid conflicts during such period, and shall not constitute a non-compete or restrict any activities of the Consultant following the Company’s entry into a definitive business combination agreement. Notwithstanding anything to the contrary in this Section 6, nothing in this Agreement shall restrict the Consultant or either Principal from continuing to serve as an officer, director or service provider of Constellation Acquisition Corp. and its sponsor and affiliates (‘Constellation’), and neither such service, nor any opportunity presented to Constellation through its own sourcing activities or presented to the Consultant or a Principal in his or its capacity at Constellation, shall constitute a breach of this Agreement or require any notice or consent hereunder. All other covenants in this Section 6 remain unaffected. Each Principal, in his individual capacity, joins in and is bound by the covenants set forth in this Section 6 with respect to himself as if he were the Consultant hereunder.

7. Confidentiality.

As a condition of, and as a material inducement to the Company entering into this Agreement, during the Term and for a period of one (1) year thereafter, the Consultant and their Representatives will not, directly or indirectly, during or after the term of this Agreement, disclose to anyone other than the Company or its Representatives, and will not use except in the provision of the Services hereunder, any confidential, proprietary or secret information, documentation or material relating to the Company or its products, services, customers or business operations, personnel or activities, clients, vendors, licensees or licensors, whether learned or disclosed to the Consultant before or after the Effective Date (collectively, and as further defined herein, “Confidential Information”), except with the prior written permission of the Company (which may be withheld in its sole discretion). The Consultant agrees that all Confidential Information (whether or not learned or obtained solely by the Consultant or jointly with others) shall remain the property of the Company. Confidential Information includes, but is not limited to: (i) the terms of this Agreement; (ii) information disclosed by the Company or its Representatives, whether disclosed orally or disclosed or accessed in written, electronic, or other form of media, including, without limitation, any information concerning the past, present, and future business affairs of the Company, finances, organizational structure, internal practices, ideas, know-how and other intellectual property, notes, analyses, reports of the Company; and (iii) any third-party confidential information included with, or incorporated in, any information provided by the Company or its Representatives to the Consultant, including, without limitation, any information concerning a potential target business and any information or materials prepared by the Company in connection with exploring a potential business combination opportunity. The Consultant may disclose Confidential Information to its Representatives who have a need to know such information in connection with the performance of the Services hereunder, provided that such Representatives are advised of the confidential nature of such information and are bound to the Consultant by confidentiality and non-use obligations materially consistent with the provisions of this Section 7. The Consultant will be responsible and liable for any breach of this Agreement by its Representatives. The Consultant and its Representatives shall (x) exercise reasonable care (and in any event no less than the same degree of care as it exercises to protect its own confidential information) to ensure that proper and secure storage is provided for all Confidential Information to protect against theft or unauthorized access and (y) promptly inform the Company in writing if Consultant or any of its Representatives become aware that Confidential Information has been disclosed to any unauthorized person and take commercially reasonable steps as the Company reasonably requests to retrieve such Confidential Information and/or protect it from further disclosure. The Consultant’s and its Representatives’ obligations under this Section 7(a) shall not apply to any information that (i) at the time of disclosure to the Consultant or its Representatives is in the public domain through no action or failure to act on the part of the Consultant of its Representatives in violation of this Agreement, (ii) is or becomes available to the Consultant or any of its Representatives from a third-party who is not known to the Consultant or its Representative to be subject to any obligation to the Company of confidentiality, (iii) is or has been independently developed by the Consultant and/or its Representatives without use of or reference to any Confidential Information or (iv) is approved for release by prior written authorization of the Company.

In the event that the Consultant or any of his Representatives are required by applicable law, regulation, U.S. Securities and Exchange Commission (“SEC”) or stock exchange requirement or legal process (“Legal Requirement”) to disclose any of the Confidential Information, the Consultant will, before making any such disclosure to the extent permitted by Legal Requirement, notify the Company promptly in writing so that the Company or its affiliates may seek a protective order or other appropriate remedy, and the Consultant and its Representatives will cooperate in such efforts as reasonably requested by the Company, in opposing such disclosure or seeking a protective order or other limitations on disclosure. In the event that no such protective order or other remedy is obtained, or the Company waives compliance with the terms of Section 7(b) in such instance, the Consultant and his Representatives will furnish only that portion of the Confidential Information which the Consultant and its Representative, as applicable, is specifically required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

(c) Upon termination of this Agreement or at any earlier time as requested by the Company, the Consultant and its Representatives will promptly furnish to the Company or destroy (at the election of the Company) any and all copies (in whatever form or medium) of all Confidential Information, including any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof. Notwithstanding the return or destruction of the Confidential Information required by this paragraph, all duties and obligations of the Consultant and its Representatives under this Section 7 shall remain in full force and effect.

(d) Protected Disclosures. Notwithstanding anything to the contrary in this Agreement (including this Section 7), nothing in this Agreement shall be construed to prohibit or restrict the Consultant or any of his Representatives from, or require the prior authorization, consent or notification of the Company before, (i) reporting possible violations of any federal, state or other law or regulation, or making other disclosures that are protected under the whistleblower provisions of applicable law, to any governmental agency or self-regulatory organization, including the U.S. Securities and Exchange Commission, the U.S. Department of Justice, and the Financial Industry Regulatory Authority, (ii) communicating directly with, responding to any inquiry from, or providing testimony or other information to, or otherwise participating or cooperating in any investigation or proceeding that may be conducted by, any such agency or organization, or (iii) receiving and retaining any award or other monetary recovery in connection with any such report or disclosure. Consultant is not required to notify the Company that it has made any such report or disclosure, and the advance-notice and cooperation obligations set forth in Section 7(b) shall not apply to any disclosure protected under this Section 7(d).

Pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833(b)), the Consultant understands that it will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in either case solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

The Consultant acknowledges that the U.S. securities laws and other laws prohibit any person who has material, non-public information concerning a public company from purchasing or selling any of its securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Consultant acknowledges and agrees that some of the Confidential Information may be considered “material non-public information” for purposes of the federal securities laws and that the Consultant and their respective Representatives will abide by all securities laws relating to the handling of and acting upon material non-public information of the Company.

8. Miscellaneous.

(a) No Survival of Representations and Warranties. None of the representations and warranties made by the parties hereto in this Agreement shall survive the termination of this Agreement.

(b) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(c) Governing Law; Jurisdiction; Jury Trial Waiver. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS Agreement.

(d) Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by any of the other parties hereto in accordance with the terms hereof and that such party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of proving that monetary damages would be inadequate or the posting of a bond or other security.

(e) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the U.S. Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act of the United States or the Uniform Commercial Code of the United States.

(f) Entire Agreement; Amendment; Waiver; Assignment. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and supersedes any prior oral or written communication or understanding with respect thereto. Except as otherwise provided herein or by applicable law, this Agreement may not be amended or changed in any respect, except by a written agreement executed by both parties hereto. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times. The Consultant may not assign or otherwise transfer any right or obligation provided for under this Agreement without the prior written consent of the Company, and any purported assignment or transfer without such consent shall be null and void ab initio.

(g) Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement. As used in this Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); and (z) “Representative” shall mean, with respect to any person, any of such person’s affiliates and its and its affiliates’ respective partners, directors, officers, employees, consultants, accountants, attorneys, advisors, agents and other representatives; provided that neither party will be deemed a Representative of the other party for purposes of such definition. As used in this Agreement, “Cause” means, with respect to a Principal, (i) his commission of, or plea of guilty or nolo contendere to, a felony or any crime involving fraud, dishonesty or moral turpitude; (ii) his willful misconduct, gross negligence or fraud in connection with the Services or his service as an officer or director of the Company or the SPAC; (iii) his material breach of this Agreement that, if curable, remains uncured for thirty (30) days after written notice; or (iv) his becoming subject to any bar, suspension or order of the SEC or any other regulatory or self-regulatory authority that prevents him from serving as an officer or director.

(h) Term; Termination. The term of this Agreement shall commence on the pricing of the SPAC’s IPO (the “Start Date”) and shall continue until the earliest of (i) the date on which either Richard Davis or Graeme Shaw (each, a “Principal”) ceases to serve as an officer or director of the SPAC, (ii) the completion of a business combination by the SPAC, or (iii) termination by either party in accordance with the immediately following sentence (the “Term”). Either party may terminate this Agreement only (i) upon a material breach of this Agreement by the other party that remains uncured for thirty (30) days after written notice thereof, or (ii) upon at least sixty (60) days’ prior written notice to the other party if the SPAC IPO has not occurred by December 31, 2026. For the avoidance of doubt, nothing in this Agreement shall require, effect, or be deemed to require or effect the resignation or removal of either Principal from the board of directors or any officer position of the SPAC, the appointment, resignation, and removal of directors and officers being governed solely by the SPAC’s organizational documents and applicable law; and the termination of this Agreement shall not, of itself, alter their status as directors or officers of the SPAC.

Notwithstanding anything to the contrary contained herein, if either Principal is not serving as an officer or director of the SPAC at the time the SPAC completes a business combination because (i) such Principal voluntary resigned without Good Reason or (ii) such Principal has been removed for Cause, then the Consultant shall forfeit and surrender to the Company all 250,000 Class B ordinary shares of the SPAC transferred to the Consultant; provided, however, that Consultant shall forfeit all 500,000 Class B ordinary shares if both Principals are so removed. Notwithstanding anything to the contrary contained herein, the provisions of Sections 4, 6 and 7 shall survive any termination of this Agreement, regardless of the manner or nature of such termination, and the termination of this Agreement shall not relieve a party of any obligation or liability arising from any breach by such party of this Agreement prior to termination. “Cause”, with respect to each Principal, means (a) if there is a definition of cause in the constituent documents of the Company that is applicable to the Principal in his capacity as a director or officer, as defined in such constituent document; (b) if there is no such definition of cause as described in clause (a) and (i) there is an agreement between the Company and such Principal in his capacity as an officer and (ii) such agreement contains a definition of cause, as defined in such agreement; or (c) if there is no definition of cause as described in clause (a) or clause (b), then (1) such Principal’s conviction of a felony under federal or state law; (2) such Principal’s willful and deliberate failure to perform his duties as a director or officer of the Company in any material respect; or (3) such Principal’s engagement in conduct that brings or is reasonably likely to bring the Company into public disgrace or disrepute. “Good reason”, with respect to each Principal, means (I) if there is an agreement between the Company and such Principal in his capacity as an officer, as defined in such agreement; or (II) if there is no definition of good reason as described in clause (I), then (x) any material adverse change in such Principal’s duties, responsibilities, authority, title, status or reporting structure or (y) any breach by the Company of its obligations under Section 4 of this Agreement.

(i) Trust Account; Waiver of Liquidation Distributions; Redemption Rights. The Consultant understands that, at the closing of the SPAC’s initial public offering (the “IPO”), the SPAC will establish a trust account (the “Trust Account”) for the benefit of the SPAC’s public shareholders (the “Public Shareholders”) containing the proceeds from its IPO and certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon), and that the SPAC may disburse monies from the Trust Account only under the circumstances described in the prospectus prepared by the SPAC in connection with the IPO. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Consultant hereby agrees on behalf of himself and his affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Consultant nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom to Public Shareholders (“Public Distributions”), or make any claim against the Trust Account or Public Distributions, in any case, with respect to any claims based upon, arising out of, in connection with or relating to this Agreement or the Services or the other transactions contemplated hereby, or the Share Consideration, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Consultant on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Consultant or any of its affiliates may have against the Trust Account or Public Distributions now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any Released Claims. The Consultant agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter into this Agreement, and the Consultant further intends and understands such waiver to be valid, binding and enforceable against the Consultant and each of its affiliates under applicable law. For purposes of clarity, the Consultant is not waiving any redemption right or claim to funds held in the Trust Account relating to a redemption or liquidation right for shares or units purchased in the SPAC’s IPO or public aftermarket. The Company represents and warrants that it has executed a waiver in favor of the SPAC that is substantially similar to the waiver set forth in this Section 8(i).

(j) No Fiduciary Duty. The Company hereby acknowledges that (a) the issuance of the Securities to the Consultant pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Consultant, on the other, (b) the Consultant is not acting as an agent or fiduciary of the Company or owes any fiduciary or similar duty to the Company, and (c) the Company’s engagement of the Consultant in connection with the Services pursuant to this Agreement is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Services pursuant to this Agreement (irrespective of whether any Consultant and any affiliate has advised or is currently advising the Company on related or other matters) and any potential future investment by the Consultant, if any. The Company agrees that it will not claim that the Consultant has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(k) Notices. Any and all notices hereunder shall be deemed duly given when delivered by registered or certified mail (postage prepaid), email, overnight courier or hand delivery to the parties at the following addresses:

Samara Acquisition Sponsor VI Ltd

1200 North Federal Highway, Suite 200

Boca Raton, FL 33304

Attention: Karman Line Team

Email: Notices@meteoracapital.com

ArgoSat Consulting LLC

14 Harwood Ct., Suite 415 #1004

Scarsdale, NY 10583

Attention: Richard Davis / Graeme Shaw

Email: rdavis@karmanlinecorp.com / gshaw@karmanlinecorp.com

9. Founder Shares; Co-Investment; Parity of Terms; Pari Passu.

(a) Founder Shares; Co-Investment Right. For purposes of this Section, “Founder Shares” means the Class B ordinary shares of the SPAC, including the Securities. In addition to the Securities, the Consultant or any of its affiliates shall have the right, but not the obligation, to subscribe for and acquire additional Founder Shares for an aggregate purchase price of up to $250,000 at a purchase price of $0.50 per share; provided that the Company and Consultant may, by mutual written agreement, increase the aggregate dollar amount that Consultant is entitled to invest. Any such investment shall be made pursuant to, and governed by, a separate subscription agreement to be entered into in substantially the same form as the subscription agreements entered into by other holders of Founder Shares, and any Founder Shares so acquired shall be of the same class and series as, and shall be issued under and subject to the same forms of subscription agreement, Registration Rights Agreement and Letter Agreement as, the Founder Shares acquired by any other holder of Founder Shares. For the avoidance of doubt, the terms of, and the Consultant’s rights and obligations under, any such future subscription agreement are not governed by this Agreement, and this Section 9(a) is intended solely to confirm the Consultant’s right to invest up to the foregoing amount (as it may be increased by mutual written agreement) and not to set forth the terms of any such investment. Notwithstanding the foregoing, the Consultant’s co-investment right under this Section 9(a) shall expire, and may no longer be exercised, as of the date that is one (1) week prior to the anticipated pricing of the IPO. The Company shall provide the Consultant with written notice of the date on which the IPO is anticipated to price, and the Consultant must notify the Company in writing whether it elects to exercise such right prior to such expiration.

(b) Parity of Rights and Protections. Without limiting Section 3(d) or Section 3(e), the Company represents, warrants and covenants that the rights, privileges and protections attaching to, and the restrictions and obligations imposed on, the Founder Shares held by the Consultant — including with respect to voting, forfeiture, vesting, conversion, transfer and lock-up, anti-dilution adjustment, registration, and dividends and distributions — shall be no less favorable to the Consultant than those applicable to the Founder Shares held by any other holder thereof. The Consultant’s Founder Shares shall not be subject to any forfeiture, vesting, transfer, voting or similar restriction that is more burdensome than that applicable to the Founder Shares of any other holder thereof. For the avoidance of doubt, the foregoing parity of restrictions does not apply to, and expressly excludes, the service-based forfeiture of the Share Consideration described in Section 8(h) of this Agreement.

(c) Most Favored Terms. If the Company or the SPAC grants, or has granted, to any other holder of Founder Shares any right, privilege or protection more favorable than those applicable to the Consultant, the Company shall notify the Consultant thereof and such more favorable right, privilege or protection shall be deemed automatically extended to the Consultant as if set forth herein, and the Company shall, upon Consultant’s request, execute (and use commercially reasonable efforts to cause the SPAC to execute) such amendments or other documentation as may be necessary to give effect thereto; provided that differences in the per-share purchase price (and the timing and form of payment thereof) among holders of Founder Shares shall not, in and of themselves, constitute a more favorable right, privilege or protection for purposes of this Section, this Section being intended to ensure parity of the terms attaching to the Founder Shares other than purchase price.

(d) Pari Passu; Public Filing. The Founder Shares held by the Consultant shall rank pari passu in all respects with the Founder Shares held by all other holders thereof. The Company acknowledges that the forms of subscription agreement, Registration Rights Agreement, Letter Agreement and related documents governing the Founder Shares (including, without limitation, this Agreement) are to be filed publicly as exhibits to the SPAC’s registration statement on Form S-1 relating to the IPO, and that such agreements shall apply to the Consultant on the same basis as they apply to all other holders of Founder Shares, except that the per-share purchase price payable by a Consultant may differ from that payable by other holders.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONSULTANT:

ArgoSat Consulting LLC

By:	/s/ Richard Davis
Name:	Richard Davis
Title:	Managing Member

COMPANY:

Samara Acquisition Sponsor VI Ltd

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Authorized Signatory

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